As filed with the Securities and Exchange Commission on December 9, 1999.

                                                      Registration No. 333-23683

                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                       23-1704148
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                                (610) 219-6300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           Bonnie L. Shuman, Esquire
                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                                (610) 219-6300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                            Thomas E. Wood, Esquire
                          Drinker Biddle & Reath LLP
                                   Suite 300
                             1000 Westlakes Drive
                        Berwyn, Pennsylvania 19312-2409

     Approximate date of commencement of proposed sale to the public:

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [  ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box.   [  ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [  ]  ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]  ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [  ]

                          STATEMENT OF DEREGISTRATION

Shared Medical Systems Corporation (the "Company") previously registered 753,195 shares of its Common Stock, par value $.01 per share (the "Shares"), for offering and sale by certain stockholders of the Company or by their pledgees, donees, transferees or other successors in interest, on registration statement No. 333-23683. The Company hereby deregisters any of the Shares which remain unsold as of the date set forth below.

THE DATE OF THIS STATEMENT OF DEGISTRATION IS DECEMBER 9, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on December 9, 1999.

     SHARED MEDICAL SYSTEMS CORPORATION


     By:  /s/ Marvin S. Cadwell
          ---------------------
           Marvin S. Cadwell
           President and Chief Executive Officer


     By:  /s/ Terrence W. Kyle
          ---------------------
           Terrence W. Kyle
           Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                          Date
---------                       -----                          ----

/s/ Marvin S. Cadwell          President and Chief             December 9, 1999
-------------------------
Marvin S. Cadwell              Officer; Director (Principal
                               Executive Officer)

/s/ Terrence W. Kyle           Senior Vice President and       December 9, 1999
-------------------------
Terrence W. Kyle               Chief Financial Officer
                               (Principal Financial Officer)

       *                       Vice President and              December 9, 1999
-------------------------
Edward J. Grady                Controller (Principal
                               Accounting Officer)

       *                       Chairman of the Board of        December 9, 1999
-------------------------
R. James Macaleer              Directors

       *                       Director                        December 9, 1999
-------------------------
Frederick W. DeTurk

       *                       Director                        December 9, 1999
-------------------------
Jeffrey S. Rubin


       *                       Director                        December 9, 1999
-------------------------
Josh S. Weston


       *                       Director                        December 9, 1999
-------------------------
Gail R. Wilensky

* By:/s/ Terrence W. Kyle
     --------------------
     Terrence W. Kyle
     Attorney-in-Fact
_____________________


Note: Powers of Attorney appointing Marvin S. Cadwell or Terrence W. Kyle to execute any amendments and post-effective amendments to the Registration Statement on behalf of the above-named individuals were previously filed with the Securities and Exchange Commission.